Exhibit (e)(viii)

SIXTH AMENDMENT

TO UNDERWRITING AGREEMENT

This sixth amendment (the “Amendment”) to the Underwriting Agreement dated as of May 31, 2017 (the “Agreement”), by and between Foreside Funds Distributors LLC (“Foreside”), and FundVantage Trust (the “Trust”), is entered into as of October 31, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the following Fund changes:

•	Name change - Gotham Enhanced 500 Plus Fund (from Gotham Enhanced 500 Core Fund)
•	Name change - Gryphon International Equity Fund (from Gryphon International EAFE Growth Fund)
•	Name change – Gotham Master Index Plus Fund (from Gotham Master Long Fund)
•	Addition of one new Fund - Catenary V-Alternative Fund
•	Removal of two Funds - Mount Lucas U.S. Focused Equity Fund and SkyBridge Dividend Value Fund; and

WHEREAS, Section 14 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.  Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3. Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/ Joel Weiss	By:	/s/ Mark Fairbanks
	Joel L. Weiss		Mark Fairbanks
	President		Vice President

Exhibit A

Arabesque Systematic Fund

Arabesque Systematic USA Fund

Catenary V-Alternative Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Gotham Absolute 500 Fund

Gotham Absolute 500 Core Fund

Gotham Absolute Return Fund

Gotham Defensive Long 500 Fund

Gotham Defensive Long Fund

Gotham Enhanced 500 Fund

Gotham Enhanced 500 Plus Fund

Gotham Enhanced Index Plus Fund

Gotham Enhanced Return Fund

Gotham Enhanced S&P 500 Index Fund

Gotham ESG Large Value Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham Index Plus All-Cap Fund

Gotham Index Plus Fund

Gotham Large Value Fund

Gotham Master Index Plus Fund

Gotham Master Neutral Fund

Gotham Neutral 500 Fund

Gotham Neutral Fund

Gotham Short Strategies Fund

Gotham Total Return Fund

Gryphon International Equity Fund

Lateef Focused Growth Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Polen Global Growth Fund

Polen Growth Fund

Polen International Growth Fund

Polen International Small Company Growth Fund

Polen U.S. Small Company Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Long/Short Fund

TOBAM Emerging Markets Fund